Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment Number Two to Registration Statement No. 333-115462 of SmartServ Online, Inc. of our report dated April 11, 2005, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Carlin, Charron & Rosen, LLP

Glastonbury, Connecticut
September 29, 2005